EXHIBIT 99(d)



                               HECHINGER COMPANY
           CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
                        (in thousands except share data)

                                                                             CLASS A         CLASS B         ADDITIONAL
                                                             COMMON STOCK,    COMMON          COMMON           PAID-IN
                                                               PAR $. 01      STOCK           STOCK            CAPITAL
                                                              -----------------------------------------------------------
BALANCE, FEB. 1, 1997                                            $ -       $   3,261        $     971        $ 238,248
Restricted stock awards earned                                     -               -                -                -
Conversions from Class B to Class A common stock                   -              24              (24)               -
Capital contribution                                               -               -                -                -
Cancellation of Class A and Class B common stock and
    issuance of common stock, par $.01, pursuant to Merger         -          (3,285)            (947)           3,259
Net loss                                                           -               -                -                -
                                                              -----------------------------------------------------------
BALANCE, SEPT. 27, 1997                                            -               -                -          241,507
Net loss                                                           -               -                -                -
                                                              -----------------------------------------------------------
BALANCE, JAN. 3, 1998  (UNAUDITED)                               $ -             $ -              $ -        $ 241,507
                                                              ===========================================================


                                                                               RETAINED
                                                               CONTRIBUTED     EARNINGS     UNEARNED      TREASURY
                                                                 CAPITAL       (DEFICIT)  COMPENSATION      STOCK          TOTAL
                                                              ---------------------------------------------------------------------
BALANCE, FEB. 1, 1997                                               $ -      $ 132,914     $    (253)       $    (885)   $ 374,256
Restricted stock awards earned                                        -              -           165                -          165
Conversions from Class B to Class A common stock                      -              -             -                -            -
Capital contribution                                            108,058              -             -                -      108,058
Cancellation of Class A and Class B common stock and
    issuance of common stock, par $.01, pursuant to Merger            -              -            88              885            -
Net loss                                                              -       (206,011)            -                -     (206,011)
                                                              ---------------------------------------------------------------------
BALANCE, SEPT. 27, 1997                                         108,058        (73,097)            -                -      276,468
Net loss                                                              -        (39,604)            -                -      (39,604)
                                                              ---------------------------------------------------------------------
BALANCE, JAN. 3, 1998  (UNAUDITED)                            $ 108,058      $(112,701)          $ -              $ -    $ 236,864
                                                              =====================================================================

See notes to condensed consolidated financial statements.